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FLAG TELECOM GROUP LIMITED
(Name of Registrant as Specified In Its Charter)

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Investor Presentation
Reliance Amalgamation

[LOGO]	www.flagtelecom.com

Summary of the Amalgamation Offer

•                  Reliance Gateway will pay an aggregate $207m in cash for outstanding common shares and options

•                  Reflects a price of $95.61 per share

•                  Represents a premium of 52%(1)

•                  Acquire 100% of common shares and options

•                  The offer is:

•                  Subject to Shareholder approval (75% of votes cast at special general meeting)

•                  Contingent upon no more than 30% dissenting shares

•                  Subject to Regulatory approvals in U.S. and Singapore

•                  Board has negotiated a fiduciary out for superior proposal

•                  Parent company commitment from Reliance

(1)                              Based on a share price of $63.00 on October 15th 2003

Background to the Deal

•                  Reliance is a key customer of FLAG:

•                  During 2003 Reliance purchased capacity totalling $35m, 44% of first six months’ of 2003 contract values and 1% of six months’ of 2003 GAAP revenues.

•                  Ongoing O&M fees over the next 15 years

•                  Reliance has initiated several conversations over the last 18 months to acquire FLAG:

•                  Aug 2002 During Chapter 11, after conducting due diligence, Reliance offered $110m to $134m. Terms found unsatisfactory and discussions ceased

•                  Feb 2003 Further interest was expressed verbally by Reliance but no active discussions transpired

•                  Sept 2003 Reliance expressed renewed interest in FLAG including making an offer subject to due diligence

•                  23 Sept 2003 Reliance submitted a cash offer of $195m that was not subject to due diligence

•                  Oct 2003 Through negotiation, Reliance raised its offer to $207m. The Board voted unanimously in favour of approving the deal

Who is Reliance?

•                  Founded by Shri Dhirubhai H. Ambani (1932-2002)

•                  India’s largest business house - emerged as India’s Most Admired Business House, for the second successive year in 2002. (TNS-Mode survey)

•                  Key financials(1) include:

•                  Total revenues of US$ 16.8 billion

•                  Cash profit of US$ 2.1 billion

•                  Net profit of over US$ 990 million

•                  Group’s activities include:

•                  Oil, Petrochemicals and Textiles

•                  Financial Services and Insurance

•                  Power and Telecom

•                  Reliance Infocomm

•                  IndiaMobile – Fastest growing mobile operator in India

•                  60,000 km terabit capacity optic fibre network

•                  Enterprise Netway providing 100mbps ethernet to 500,000 enterprise buildings

(1)                         Taken from Reliance press release dated October 16, 2003

Houlihan Lokey’s Opinion

•                  Houlihan used several methodologies to assess the fairness of the consideration to be received by FLAG’s shareholders, including:

•                  Discounted Cash Flow

•                  Market Multiple

•                  Comparable Transaction

•                  They arrived at a valuation range for FLAG of:

	Equity Value Aggregate ($mm)	Per Share
DCF	$121 – $221	$54.90 – $100.55
Market Multiple	$170 – $210	$77.42 – $95.69
Comparable Transaction	$130 – $170	$59.15 – $77.42

•                  Houlihan noted that $95.61 per share in cash was in the top half of or exceeded the ranges of indicated value

The Board’s rationale

•                  Financially attractive: 52% premium, all cash offer

•                  Deal is attractive in the light of:

•                  FLAG’s historical and current financial operations and risks

•                  FLAG’s prospects and competitive positioning

•                  Recently announced competitor networks in key markets

•                  Concerns over increasing FLAG’s capacity in the Indian market

•                  Risks to FLAG if Reliance, as a key customer, pursues alternative available capacity and suppliers

•                  Availability of dissenters’ rights for shareholders

•                  Not subject to due diligence

•                  Fiduciary out for superior proposal

•                  Houlihan’s opinion that consideration to be received by FLAG shareholders is fair to them from a financial point of view